UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2012

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 28, 2012, The Hartford Financial Services Group, Inc. (the "Company") announced that Robert H. Bateman was appointed senior vice president and controller of the Company, effective August 24, 2012. In connection with his appointment, Mr. Bateman will serve as the Company’s principal accounting officer. A copy of the press release relating to Mr. Bateman’s appointment is attached as Exhibit 99.1 to this Form 8-K.

Mr. Bateman, age 45, has held positions of increasing responsibility since joining the Company in 2004. Most recently, Mr. Bateman served as senior vice president and chief financial officer of the Company's Commercial Markets division, with responsibility for, among other things, strategy, financial planning and analysis. He previously served as chief financial officer for Claims and the Company's P&C Runoff business.

Prior to joining the Company, Mr. Bateman served as vice president, Internal Audit for Kaman Corporation, a public manufacturing and distribution company, and as a senior manager with KPMG LLP.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of The Hartford Financial Services Group, Inc. dated August 28, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

August 28, 2012	By:	Richard G. Costello

Name: Richard G. Costello
Title: Senior Vice President and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of The Hartford Financial Services Group, Inc. dated August 28, 2012